EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.

Reports FIRST QUARTER Fiscal Year 2009 RESULTS And
DECLARES QUARTERLY DIVIDEND

BILLERICA, Mass. – August 11, 2008 – American Science and Engineering, Inc. (NASDAQ: ASEI) (AS&E®), today reported its financial results for the first quarter of fiscal year 2009 ended June 30, 2008. The Company reported revenues of $39,494,000 as compared with revenues of $44,471,000 for the first quarter of fiscal year 2008, net income of $2,689,000 as compared with net income of $6,172,000 for the first quarter of fiscal year 2008, and earnings per share of $0.30 as compared with earnings per share of $0.66 for the first quarter of fiscal year 2008. This represents an 11% decrease in revenues and a $0.36 decrease in earnings per share versus the first quarter of the prior fiscal year. This decline in earnings is primarily due to lower sales volume, a 29% increase in research and development expenditures and a 19% increase in selling, general and administrative expenditures.

The Company reported a record $100 million in bookings for the first quarter of fiscal year 2009 versus $43 million in the first quarter of the prior fiscal year. Backlog for the first quarter of fiscal year 2009 increased 53% to a record $160 million as compared to the first quarter of the prior fiscal year.

“Although we are very pleased that we continue to break new ground with international contracts, we are disappointed that orders were not received in time to favorably impact the quarter’s results,” said Anthony Fabiano, AS&E’s President and CEO. “With 88 percent of the first quarter product bookings for international regions — including the Middle East, Africa, Central and Latin America (CALA), Asia Pacific (APAC), and Europe — bookings and backlog were driven to record highs. Sales of cargo inspection products continued to grow with orders from two very strategic customers — Abu Dhabi Customs for our full range of cargo products and NATO for multiple Z Portal screening systems. And with 94% of ZBV bookings in the quarter for international customs and police agencies, our global install base is steadily increasing. The record $100 million in bookings is an affirmation of our strategy to grow and diversify our business through increased investment in new products and international sales. These results are consistent with our strategies to grow revenue and earnings in order to increase shareholder value over the long-term.”

In accordance with the previously announced dividend program, the Company is declaring a quarterly cash dividend of $0.20 per share, payable on September 5, 2008 to the holders of record at the close of business on August 18, 2008.

As previously announced, Anthony Fabiano, President and CEO, and Ken Galaznik, Senior Vice President, CFO and Treasurer, will host the conference call on Monday, August 11, 2008 at 4:30 pm ET to discuss the results and respond to questions. To participate in the conference call, please dial 1-866-510-0711 at least 10 minutes prior to its starting time. For international participants, dial 1-617-597-5379. Please tell the Operator the confirmation code: 36643522.  You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting Monday, August 11, 2008 at 6:30 p.m. ET for a 48-hour period by dialing 1-888-286-8010. Internationally, please dial 1-617-801-6888. The conference identification number is 22093365. The replay will also be available at www.as-e.com in the Investor Information section following the conference.

About AS&E®

American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative X-ray inspection systems. With 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E systems protect high-threat facilities and help combat terrorism and trade fraud, drug smuggling, weapon smuggling, and illegal immigration and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), North Atlantic Treaty Organization (NATO), HM Revenue & Customs (U.K.), Hong Kong Customs, and Abu Dhabi Customs. For more information on AS&E products and technologies, please visit www.as-e.com.

Contact:

Ken Galaznik, Senior Vice President, CFO and Treasurer

American Science and Engineering, Inc.

(978) 262-8700

Safe Harbor Statement

The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products and other factors which may cause delays in production and delivery schedules; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; failure of any of our products to meet performance requirements or to continue to operate reliably because of unexpected design flaws or manufacturing defects, global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the Quarter Ended
	June 30, 2008	June 30, 2007
Total net sales and contract revenues	$39,494	$44,471

Total cost of sales and contracts	24,965	27,070
Gross profit	14,529	17,401

Expenses:
Selling, general and administrative	7,699	6,483
Research and development	3,563	2,757
Total expenses	11,262	9,240

Operating income	3,267	8,161
Interest and other, net	935	1,874
Income before provision for income taxes	4,202	10,035
Provision for income taxes	1,513	3,863

Net income	$2,689	$6,172

Income per share - Basic	$0.31	$0.67
Income per share - Diluted	$0.30	$0.66

Weighted average shares - Basic	8,706	9,171
Weighted average shares - Diluted	8,907	9,397

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2008	March 31, 2008
Assets
Current assets:
Cash and investments	$89,225	$125,424
Accounts receivable, net	27,276	27,583
Inventories	44,281	40,107
Other current assets	18,259	12,506
Total current assets	179,041	205,620

Non-current assets:
Building, equipment and leasehold improvements, net	21,516	22,201
Restricted cash	16,052	2,204
Other assets	6,585	5,509
Total assets	$223,194	$235,534

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$10,653	$12,660
Customer deposits	9,274	6,547
Deferred revenue	18,807	23,120
Other current liabilities	13,496	13,837
Total current liabilities	52,230	56,164

Non-current liabilities:
Lease financing liability	9,254	9,540
Other non-current liabilities	4,197	3,758
Total liabilities	65,681	69,462

Total stockholders’ equity	157,513	166,072
Total liabilities and stockholders’ equity	$223,194	$235,534

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	For the quarter ended
	June 30, 2008	June 30, 2007
Cash Flows from operating activities:
Net income	$2,689	$6,172
Adjustments to reconcile net income to net cash (used for) operating activities:
Depreciation and amortization	1,044	986
Provision for contracts, inventory and accounts receivable reserves	191	186
Deferred income taxes	(1,308)	(438)
Change in value of warrants	—	(11)
Stock compensation expense	965	1,258

Changes in assets and liabilities:
Accounts receivable	246	(11,613)
Unbilled costs and fees	(3,729)	(887)
Inventories	(4,304)	(5,403)
Prepaid expenses and other assets	(1,792)	329
Accounts payable	(2,007)	2,737
Accrued income taxes	—	3,030
Customer deposits	2,727	600
Deferred revenue	(3,861)	(834)
Accrued expenses and other liabilities	(175)	(5,105)
Sale of leased asset	66	—
Net cash used for operating activities	(9,248)	(8,993)

Cash flows from investing activities:
Issuance of note receivable	—	(250)
Purchase of property and equipment	(425)	(889)
Net cash provided by (used for) investing activities	(425)	(1,139)

Cash flows from financing activities:
Decrease (increase) in restricted cash and investments	(13,848)	395
Proceeds from exercise of warrants	—	509
Proceeds from exercise of stock options	214	632
Repurchase of shares of common stock	(10,768)	(1,337)
Repayment of leasehold financing	(282)	(495)
Payment of common stock dividend	(1,752)	—
Reduction of Income taxes paid due to the tax benefit from employee stock option expense	45	380
Net cash used for financing activities	(26,391)	84
Foreign currency translation effect on cash	(135)	(20)
Net decrease in cash and cash equivalents	(36,199)	(10,068)
Cash and cash equivalents at beginning of period	125,424	135,938
Cash and cash equivalents at end of period	$89,225	$125,870